CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus constituting part of this Post-Effective Amendment No. 87 to the registration statement on Form N-1A for U.S. Global Investors Funds.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 27, 2000